Exhibit 1.1
                                                                     -----------


                                PRICING AGREEMENT



Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
As representatives of the Underwriters
named in Schedule I hereto
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036



                                                             November 28, 2001



Dear Sirs:



            Tommy Hilfiger U.S.A., Inc. (the "Company") proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement Standard Provisions filed as an exhibit to the combined registration statement on Form S-3 of the Company and Tommy Hilfiger Corporation ("Parent") (No. 333-48355/48355-01) (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II (the "Designated Securities"). The Designated Securities shall be guaranteed by Parent pursuant to a Guarantee attached to the Designated Securities. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Each reference to the preliminary prospectus herein and in the Underwriting Agreement shall be deemed to refer to the Prospectus dated November 21, 2001, as supplemented by the preliminary prospectus supplement, dated November 21, 2001, filed with the Commission by the Company and Parent pursuant to Rule 424(b) under the Securities Act, including all documents incorporated by reference therein. Each reference to the Prospectus herein and in the Underwriting Agreement shall be deemed to refer to the Prospectus, dated November 21, 2001, as supplemented by the prospectus supplement relating to the Designated Securities dated November 28, 2001, to be filed with the Commission by the Company and Parent pursuant to Rule 424(b) under the Securities Act, including all documents incorporated by reference therein. Each reference to the Underwriters herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The address of the Underwriters referred to in such Paragraph 12 is set forth at the end of Schedule II hereto.

            A Prospectus in the form heretofore delivered to the Representatives is now proposed to be filed with the Commission.


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            Subject to the terms and conditions set forth herein and in the
Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

            If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement among each of the Underwriters, Parent and the Company.


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                                    Very truly yours,


                                    TOMMY HILFIGER U.S.A., INC.


                                    By: /s/ Joseph Scirocco
                                        ---------------------------------------
                                        Name:   Joseph Scirocco
                                        Title:  Chief Financial Officer,
                                                Senior Vice President and
                                                Treasurer


                                    TOMMY HILFIGER CORPORATION


                                    By: /s/ Joel H. Newman
                                        ---------------------------------------
                                        Name:   Joel H. Newman
                                        Title:  Chief Financal Officer,
                                                Executive Vice President -
                                                Finance and Operations and
                                                Assistant Secretary



Accepted as of the date hereof:

MORGAN STANLEY & CO. INCORPORATED


By: /s/ Harold J. Hendershot III
   -------------------------------------
   Name:   Harold J. Hendershot III
   Title:  Executive Director
   On behalf of each of the Underwriters


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                                   SCHEDULE I



                                                      Principal Amount
                                                    of 9% Senior Bonds
                                                       to be Purchased

Morgan Stanley & Co. Incorporated..............           $32,812,500
Salomon Smith Barney Inc.......................            32,812,500
A.G. Edwards & Sons, Inc.......................            32,812,500
UBS Warburg LLC................................            32,812,500
Banc of America Securities LLC.................               750,000
BNY Capital Markets, Inc.......................               750,000
Bear, Stearns & Co. Inc........................               750,000
CIBC World Markets Corp........................               750,000
Dain Rauscher Wessels..........................               750,000
Deutsche Banc Alex. Brown Inc..................               750,000
J.P. Morgan Securities Inc.....................               750,000
Prudential Securities Incorporated.............               750,000
SunTrust Robertson Humphrey Capital Markets,                  750,000
   A Division of SunTrust Capital Markets Inc..
Tucker Anthony Incorporated....................               750,000
U.S. Bancorp Piper Jaffray Inc.................               750,000
Wachovia Securities, Inc.......................               750,000
Wells Fargo Van Kasper, LLC....................               750,000
Advest Inc.....................................               375,000
Robert W. Baird & Co. Incorporated.............               375,000
BB&T Capital Markets, a Division of Scott &                   375,000
  Stringfellow.................................
William Blair & Co.............................               375,000
Blaylock & Partners, L.P.......................               375,000
Davenport & Company LLC........................               375,000
D.A. Davidson & Co.............................               375,000
Doley Securities Inc...........................               375,000
Fahnestock & Co. Inc...........................               375,000
Fifth Third Securities, Inc....................               375,000
Gibraltar Securities Co........................               375,000
Gruntal & Co., L.L.C...........................               375,000
J.J.B. Hilliard, W.L. Lyons, Inc...............               375,000
Janney Montgomery Scott LLC....................               375,000
C.L. King & Associates, Inc....................               375,000
McDonald Investments Inc., a KeyCorp Company...               375,000
Mesirow Financial, Inc.........................               375,000
Parker/Hunter Incorporated.....................               375,000
Pershing/a Division of Donaldson, Lufkin &                    375,000
  Jenrette.....................................
Ryan, Beck & Co. LLC...........................               375,000
Southwest Securities, Inc......................               375,000
Stifel, Nicolaus & Company Incorporated........               375,000


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                                                                               5



Utendahl Capital Partners, L.P.................               375,000
The Williams Capital Group, L.P................               375,000
                                                         ------------
Total..........................................          $150,000,000
                                                         ============


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                                   SCHEDULE II



TITLE OF DESIGNATED SECURITIES:

      9% Senior Bonds due 2031 (the "Bonds")

AGGREGATE PRINCIPAL AMOUNT:

      The aggregate principal amount of the Bonds is $150,000,000

      The Underwriters have the option to purchase up to an additional $22,500,000 aggregate principal amount of Bonds, exercisable by written notice to the Company but not later than December 28, 2001 to cover over-allotments

PRICE TO PUBLIC:

      100% of the principal amount of the Bonds, plus accrued interest, if any, from December 3, 2001

PURCHASE PRICE BY UNDERWRITERS:

      96.85% of the principal amount of the Bonds, plus accrued interest, if any, from December 3, 2001

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

      Federal/Immediately available funds

INDENTURE:

      Indenture, dated as of May 1, 1998, between the Company, Parent and JPMorgan Chase Bank (as successor to The Chase Manhattan Bank), as Trustee

MATURITY:

      December 1, 2031

INTEREST RATE:

      9%

      Interest will be computed on the basis of a 360-day year of twelve 30-day months

      The Bonds will bear interest from December 3, 2001

INTEREST PAYMENT DATES:

      March 1, June 1, September 1 and December 1 of each year, commencing March 1, 2002


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REGULAR RECORD DATES:

      The business day immediately preceding the interest payment date

REDEMPTION PROVISIONS:

      The Bonds may be redeemed at the option of Parent, in whole but not in part, upon certain changes in tax law as specified in Section 1305 of the Indenture

      The Bonds may be redeemed, in whole but not in part, at any time, at the Company's option, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest up to but not including the redemption date, if on or after December 3, 2001 a Change in U.S. Tax Laws (as defined below) results in a substantial likelihood that the Company will not be able to deduct the full amount of interest accrued on the Bonds for U.S. federal income tax purposes. A "Change in U.S. Tax Laws" means (i) any actual or proposed change in or amendment to the laws of the U.S. or regulations or rulings promulgated under those laws; (ii) any change in the way those laws, rulings or regulations are interpreted, applied or enforced; (iii) any action taken by a taxing authority that applies to the Company; (iv) any court decision, whether or not in a proceeding involving the Company; or (v) any technical advice memorandum, letter ruling or administrative pronouncement issued by the U.S. Internal Revenue Service, based on a fact pattern substantially similar to that pertaining to the Company.

      The Bonds may also be redeemed, in whole or in part, at any time on or after December 3, 2006, at the Company's option, at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest up to but not including the date of redemption.

SINKING FUND PROVISIONS:

      No sinking fund provisions

DEFEASANCE:

      Sections 403 and 1010 of the Indenture will apply to the Bonds

FORM OF THE NOTES:

      The Bonds shall be Global Notes (as defined in the Indenture)

TIME OF DELIVERY:

      10:00 a.m., New York City time, December 3, 2001

CLOSING LOCATION:

      Wachtell, Lipton, Rosen & Katz
      51 West 52nd Street, New York, New York


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NAMES AND ADDRESSES OF UNDERWRITERS:

      Underwriters:                Morgan Stanley & Co. Incorporated
                                   Salomon Smith Barney Inc.
                                   As representatives of the Underwriters
                                   named in Schedule I hereto



      Address for Notices, etc.:   c/o Morgan Stanley & Co. Incorporated
                                   1585 Broadway
                                   New York, New York 10036